Exhibit 5(b)


                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               919 THIRD AVENUE
                        NEW YORK, NEW YORK 10022-3897

                             TEL:  (212) 735-3000
                             FAX:  (212) 735-2000


                                        October 20, 1997

          The Mead Corporation
          Mead World Headquarters
          Courthouse Plaza Northeast
          Dayton, Ohio  45463

                    Re:  The Mead Corporation
                         Registration Statement on Form S-3

          Dear Ladies and Gentlemen:

                    This opinion is furnished by us as special counsel for Mead Corporation, an Ohio corporation (the "Company"), in connection with the Distribution Agreement, dated October 20, 1997 (the "Distribution Agreement"), among the Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (each, an "Agent" and collectively, the "Agents"), relating to the sale by the Company through the Agents from time to time of up to $154,000,000 aggregate offering price of the Company's Medium-Term Notes, Series A Due Nine Months to Thirty Years from Date of Issue (the "Notes"). The Notes are to be issued under the Indenture, dated as of October 20, 1997, between the Company and Citibank, N.A., as trustee (the "Trustee"), and as supplemented by the Officers' Certificate, dated October 20, 1997, establishing the terms of the Notes (such Indenture, as so supplemented, being hereinafter referred to as the "Indenture").

                    This opinion is delivered in accordance with the requirements of Items 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the
          "Securities Act").

                    We have examined (i) the registration
          statement, on Form S-3 (File No. 333-16135) relating to debt securities of the Company with an aggregate offering price of $850,000,000 filed with the Securities and Exchange Commission (the "Commission") on November 14, 1996 under the Securities Act, and Amendment No. 1 thereto filed on January 10, 1997 (such registration statement, as so amended as of its effective date and including all information incorporated by reference therein as of such effective date, being hereinafter referred to as the "Registration Statement"), in accordance with procedures of the Commission permitting a delayed or continuous offering of securities pursuant to such registration statement; (ii) the order of the Commission declaring the Registration Statement effective under the Securities Act at 5:30 p.m. on January 22, 1997; (iii) the Prospectus, dated January 22, 1997 (the "Base Prospectus"), and the Prospectus Supplement relating to the Notes, dated October 20, 1997 (the "Prospectus Supplement"), in the respective forms thereof filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the Securities Act (such Base Prospectus, as so supplemented by the Prospectus Supplement, being hereinafter referred to as the "Prospectus"); (iv) an executed copy of the Indenture; (v) the forms of the Fixed Rate Notes and the Floating Rate Notes (as such terms are defined in the Prospectus Supplement); (vi) an executed copy of the Distribution Agreement; (vii) the form of the Terms Agreement attached as Annex I to the Distribution Agreement; and (viii) the Administrative Procedure attached as Annex II to the Distribution Agreement (the Administrative Procedure). We also have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto (including the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except to the extent set forth in paragraphs 1 and 2 below) the validity, enforceability and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                    Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. We have assumed that
          (i) the Company has been duly incorporated and is validly existing under Ohio law; (ii) the choice of New York law in the Indenture and is legal and valid under the laws of Ohio; and (iii) the execution and delivery by the Company of the Indenture and the Notes (collectively, the "Operative Documents") and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (A) any agreement or instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (A) with respect to the Operative Documents), (B) any law, rule or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (B) with respect to those laws, rules and regulations (other than securities and antifraud laws) of the State of New York and the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents, but without our having made any special investigation with respect to other laws, rules or regulations), (C) any judicial or regulatory order or decree of any governmental authority or (D) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except that we do not make the assumption set forth in this clause (D) with respect to the Registration Statement or the Prospectus).

                    Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

               1. The Notes, when the terms thereof have been fixed by an authorized representative of the Company, in conformity with the Indenture and when issued by the Company in accordance with the Administrative Procedure, and duly executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with the terms of the Distribution Agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (b) we express no opinion as to Section 515 of the Indenture,
          (c) as to any requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (d) to the extent of any governmental authority to limit, delay or prohibit the making of payments in foreign currency, currency units or composite currencies, outside the United States. In rendering the opinion set forth in this paragraph 1, we have, with your approval, assumed that at the time of the issuance, sale and delivery of each particular Note the authorization of the Notes will not have been modified or rescinded and, with respect to each Note, that such Note will conform to the forms of the Notes examined by us.
          We have, also with your approval, assumed that at the time of issuance, sale and delivery of each particular Note there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Note and that (a) the issuance, sale and delivery of such Note, (b) all of the terms of such Note and (c) the performance by the Company of its obligations thereunder will, in each case, comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument then binding upon the Company or its properties.

               2. The Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (b) we express no opinion as to Section 515 of the Indenture, (c) as to any requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (d) governmental authority to limit, delay or prohibit the making of payments in foreign currency, currency units or composite currencies, outside the United States.

                    David L. Santez, Assistant Secretary and
          Associate General Counsel of the Company, is permitted to rely upon this opinion for the purpose of delivering his opinion to the Company in its capacity as counsel to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion with the Commission as Exhibit 5(b) to the Company's Current Report on Form 8-K dated the date hereof. We also consent to the reference to us under the heading "Validity of Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                         Very truly yours,

                         /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP